Exhibit 77Q1(a)

     Copies of any material amendments to the registrant's charter or bylaws



                          LORD ABBETT INVESTMENT TRUST

                 AMENDMENT TO DECLARATION AND AGREEMENT OF TRUST


                  The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust, a Delaware statutory trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated August 16, 1993 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration, (i) a new class of shares for the Series of the Trust named the Balanced Series, to be designated the Class Y shares of such series; (ii) a new class of shares for the Series of the Trust named the Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund, to be designated the Class Y shares of such series; and (iii) a new class of shares for the Series of the Trust named the Lord Abbett U.S. Government & Government Sponsored Enterprises Fund, to be designated the Class Y shares of such series. Any variations between the new classes and such other classes of the Trust as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be set forth in the Declaration or elsewhere determined by the Board of Trustees of the Trust.

                  This instrument shall constitute an amendment to the Declaration.

                  IN WITNESS WHEREOF, the undersigned have executed this instrument this 11th day of August, 2004.



/s/ ROBERT S. DOW                                    /s/ JULIE A. HILL
------------------------------------                 -----------------------------------
Robert S. Dow                                        Julie A. Hill


/s/ E. THAYER BIGELOW                                /s/ FRANKLIN W. HOBBS
------------------------------------                 -----------------------------------
E. Thayer Bigelow                                    Franklin W. Hobbs


/s/ WILLIAM H. T. BUSH                               /s/ C. ALAN MACDONALD
------------------------------------                 -----------------------------------
William H. T. Bush                                   C. Alan MacDonald


/s/ ROBERT B. CALHOUN, JR.                           /s/ THOMAS J. NEFF
---------------------------                          ------------------------------------
Robert B. Calhoun, Jr.                               Thomas J. Neff


                          LORD ABBETT INVESTMENT TRUST

                                  AMENDMENT TO
                       DECLARATION AND AGREEMENT OF TRUST


                  The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust, a Delaware statutory trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated August 16, 1993 (the "Declaration"), do hereby (i) establish, pursuant to Section 5.3 of the Declaration, two new series of shares of the Trust to be designated the "Lord Abbett Income Strategy Fund" and the "Lord Abbett World Growth & Income Strategy Fund"; (ii) establish, pursuant to Section 5.3 of the Declaration, the following classes of the Lord Abbett Income Strategy Fund: Class A, Class B, Class C, Class P, and Class Y; and (iii) establish, pursuant to Section 5.3 of the Declaration, the following classes of the Lord Abbett World Growth & Income Strategy Fund: Class A, Class B, Class C, Class P, and Class Y. Any variations as to purchase price, determination of net asset value, the price, terms and manner of redemption and special and relative rights as to dividends on liquidation, and conditions under which such series or class shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

                  This instrument shall constitute an amendment to the Declaration.

                  IN WITNESS WHEREOF, the undersigned have executed this instrument this 23rd day of June, 2005.



/s/ Robert S. Dow                                    /s/ E. Thayer Bigelow
Robert S. Dow                                        E. Thayer Bigelow



/w/ William H. T. Bush                               /s/ Robert B. Calhoun
William H.T. Bush                                    Robert B. Calhoun



/s/ Julie A. Hill                                    /s/ Franklin W. Hobbs
Julie A. Hill                                        Franklin W. Hobbs



/c/ C. Alan MacDonald                                /s/ Thomas J. Neff
C. Alan MacDonald                                    Thomas J. Neff